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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) December 22, 1998


                       ADVANCED MACHINE VISION CORPORATION
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


                 0-20097                                   33-0256103
        (Commission File Number)               (IRS Employer Identification No.)

        3709 Citation Way #102
            Medford, Oregon                                   97504
(Address of principal executive offices)                    (Zip Code)

                                  541-776-7700
              (Registrant's telephone number, including area code)



                            Total Number of Pages: 8

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


Item 5.      Other Events
             ------------

             On December 22, 1998, Advanced Machine Vision Corporation's ("AMV") Board of Directors adopted the 1998 Senior Management and Director Stock Purchase Plan (the "Plan") whereby up to an aggregate of $100,000 in loans may be made to participating executive officers to purchase AMV common stock on the open market.

             On December 22, 1998, AMV's Board of Directors amended the February 1998 Stock Rights Agreement ("Agreement") to provide that FMC Corporation may purchase up to an additional 1,600,000 shares of AMV common stock from persons other than AMV, and such purchase would not be deemed a Triggering Event, shall not cause FMC to become an Acquiring Person and shall not entitle the holder of any Rights Certificates to exercise any rights evidenced thereby (capitalized terms are as defined in the Agreement previously filed with the Commission).

Item 7.      Financial Statements and Exhibits
             ---------------------------------

             * Amendment to Rights Agreement between the Company and American
               Stock Transfer and Trust Company.

             * 1998 Senior Management and Director Stock Purchase Plan.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ADVANCED MACHINE VISION CORPORATION




Date:  January 14, 1999                  By:   /s/ Alan R. Steel
                                         ---------------------------------------
                                         Vice President, Finance and
                                         Chief Financial Officer

                                  EXHIBIT INDEX



4.1 Amendment to Rights Agreement between the Company and American Stock Transfer and Trust Company.

10.1    1998 Senior Management and Director Stock Purchase Plan.